Exhibit 99.1

FOR IMMEDIATE RELEASE

BioScrip CLOSES ACQUISITION OF homechoice partners, Inc.

Elmsford, NY – February 4, 2013 – BioScrip, Inc. (NASDAQ: BIOS) today announced the February 1, 2013 closing of its previously announced agreement to acquire HomeChoice Partners, Inc. (“HomeChoice”), a leading provider of alternate-site infusion pharmacy services, for $70.0 million in cash. HomeChoice was a majority-owned subsidiary of DaVita HealthCare Partners Inc. (NYSE: DVA). The purchase price is subject to adjustment pursuant to the terms of the agreement including potential additional consideration based on the results of operations. BioScrip also expects to realize the value of a future tax benefit estimated at $3.9 million as a result of the transaction.

Headquartered in Norfolk, VA, HomeChoice services approximately 15,000 patients annually, and has fourteen infusion pharmacy locations in Pennsylvania, Washington, DC, Maryland, Virginia, North Carolina, South Carolina, Georgia, Missouri, and Alabama.

“We expect to immediately begin to integrate HomeChoice into our Infusion Services segment to take advantage of increased purchasing power, operating leverage and market synergies. HomeChoice is an important part of our ongoing strategy to build our infusion business through strategic and opportunistic acquisitions, which meet our financial criteria and enable us to expand our national footprint,” stated Rick Smith, President and Chief Executive Officer of BioScrip.

“We welcome the employees of HomeChoice to the BioScrip team. Their reputation for providing outstanding customer service is an important part of our focus and complements our culture as we strive to grow our payor and referral relationships,” concluded Smith.

Outlook

As previously announced, HomeChoice is expected to generate approximately $70 million in annual revenue. Once fully integrated, this business should generate Adjusted EBITDA margins between 12% and 14%. The company estimates that an acquisition of this size can take 9 to 12 months to fully integrate.

1

About BioScrip, Inc.

BioScrip, Inc. provides comprehensive infusion and home care solutions. By partnering with patients, physicians, healthcare payors, government agencies and pharmaceutical manufacturers we are able to provide access to infusible medications and management solutions. Our goal is to optimize outcomes for chronic and other complex healthcare conditions and enhance the quality of patient life. BioScrip brings clinical competence in providing high-touch, comprehensive infusion and nursing services to patients in the most convenient ways possible. Through our customer services and treatments we aim to ensure the best possible therapy outcome.

Forward Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including statements regarding the Company's goals, performance and strategy.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.   Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause  or contribute to such differences include but are not limited to risks associated with the Company’s ability to integrate the acquired business, as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2011.  The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

Non-GAAP Financial Measures

The Company has included statements in this press release regarding anticipated Adjusted EBITDA margin of HomeChoice following consummation of the transaction. Adjusted EBITDA margin is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA margin may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA margin, as defined by the Company, represents the ratio of net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, acquisition, integration, transitional expenses, and restructuring-related expenses divided by revenue. Management believes this non-GAAP financial measure provides additional important insight into the Company’s ongoing operations and meaningful metrics to evidence the Company's continuing profitability trend.

Contacts:

Hai Tran

BioScrip, Inc.

952-979-3768

Lisa Wilson

In-Site Communications, Inc.

212-759-3929

2